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P                            CLECO CORPORATION
R             PROXY SOLICITED ON BEHALF OF THE TRUSTEE OF THE
O              CLECO CORPORATION SAVINGS AND INVESTMENT PLAN
X          FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 14, 1999
Y

The undersigned participant in the Cleco Corporation Savings and Investment Plan hereby appoints UMB Bank, N.A., trustee of the plan (with full power of substitution), as proxy with respect to the number of whole and fractional units representing shares of common and preferred stock allocated to the undersigned's accounts in the plan as of April 5, 1999, to represent the undersigned, and to vote upon all matters that may properly come before the meeting, including the matters described in the proxy statement furnished herewith (receipt of which is hereby acknowledged), subject to any directions indicated on the reverse side, with full power to vote (and to cumulate votes, if applicable) at the annual meeting of shareholders to be held on May 14, 1999, and any adjournment(s) thereof.



PLEASE COMPLETE, SIGN, DATE AND MAIL IN ACCOMPANYING POSTPAID ENVELOPE.


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/X/  PLEASE MARK YOUR                                                     1628
     VOTES AS IN THIS
     EXAMPLE.

THIS PROXY WILL BE VOTED AS DIRECTED BELOW ON THE PROPOSALS SET FORTH IN THE PROXY STATEMENT FOR THE MEETING:

                         FOR      AGAINST    ABSTAIN
                         / /        / /        / /

1.  To adopt the holding company proposal.
    The Board of Directors recommends a vote "FOR" the foregoing proposal. (For holders of preferred stock, unless otherwise directed, a vote on this proposal will be deemed to include the same vote for the preferred stock voting with common stock, for the preferred stock voting in the aggregate as a separate class, and for the specific series of preferred stock held by the plan.)

                                               FOR           WITHHOLD AUTHORITY
                                           all nominees           to vote
                                           listed below           for all
                                        (except as marked        nominees
                                      to the contrary below)    listed below
2.  To elect three Class II                    / /                  / /
    directors. The Board of
    Directors recommends a vote
    "FOR" all nominees listed below.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE CHECK THE BOX TO VOTE "FOR" ALL NOMINEES AND STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW. COMMON STOCK UNITS ALLOCATED UNDER THE PLAN MAY BE CAST CUMULATIVELY FOR ONE OR MORE DIRECTORS. TO CUMULATE VOTES, PLACE THE NUMBER OR PERCENTAGE OF VOTES FOR A DIRECTOR BELOW SUCH DIRECTOR'S NAME ON THE LINE PROVIDED.)

                Robert T. Ratcliff   Edward M. Simmons   William H. Walker, Jr.
Number or
percentage
of votes,
if cumulated:   ------------------   ------------------    ------------------

                                               FOR      AGAINST    ABSTAIN
3. To appoint PricewaterhouseCoopers LLP       / /        / /        / /
   as independent auditors for the year
   ending December 31, 1999.
   The Board of Directors recommends a vote
   "FOR" the foregoing proposal.

4. To vote upon such other business as may properly come before the annual meeting and any adjournment(s) thereof, in its discretion.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned participant. IF NO SPECIFIC DIRECTIONS ARE GIVEN, SHARES SUBJECT TO THIS PROXY WILL NOT BE VOTED BY THE TRUSTEE. THE TRUSTEE RETAINS THE RIGHT TO CUMULATE VOTES FOR DIRECTORS UNLESS THE SPECIFIC NUMBER OF VOTES FOR DIRECTORS IS LISTED UNDER THE DIRECTOR'S NAME. THE TRUSTEE WILL VOTE, IN ITS DISCRETION, ON ANY OTHER MATTER THAT PROPERLY MAY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.

The undersigned hereby revokes all proxies heretofore given in connection with the 1999 annual meeting with respect to common or preferred stock allocated to the undersigned.



                      --------------------------------------------------------
                         Signature of Participant                       Date


Please sign exactly as name appears in the plan's records, as shown on the label above.


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                           IMPORTANT: PLEASE VOTE,
                              DATE AND SIGN YOUR
                             PROXY AND RETURN IT
                          IN THE ENVELOPE PROVIDED.